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                               EXHIBIT 23.2

                            ARTHUR ANDERSEN LLP




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






To Pinnacle Banc Group, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement of our report dated January 15, 1999 included in Pinnacle Banc Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


/s/Arthur Andersen LLP


Chicago, Illinois
June 24, 1999